EXHIBIT 99.1

Iconix Brand Group, Inc. (Nasdaq: ICON) (“Iconix” or the “Company”), today announced it is revising its full year 2009 guidance.

Full Year 2009 Guidance:

The Company is revising its full year 2009 revenue guidance to a range of approximately $215-$220 million from prior guidance of a range of $223-$230 million. On a comparative basis, this revised revenue guidance for 2009 represents an increase of approximately 5% over the prior year’s adjusted revenue of $208.4 million. The Company expects to achieve an increase of approximately 25% in its 2009 non-GAAP net income to approximately $80-$83 million from adjusted non-GAAP net income of approximately $64.8 million in 2008. The Company is also revising its 2009 non-GAAP diluted EPS guidance to a range of $1.17-$1.22 from its previous range of $1.30-$1.35 and its 2009 GAAP diluted EPS guidance to a range of $1.06-$1.11 from its previous range of $1.16-$1.21. Both the projected 2009 non-GAAP net income and diluted EPS guidance would, if achieved, represent record earnings for the Company. The Company now expects 2009 free cash flow to be approximately $123-$126 million. This guidance relates to the existing portfolio of brands only and assumes no acquisitions.

The Company’s 2009 EPS estimate reflects approximately $0.12 of dilution related to the Company’s June equity offering in which the Company issued an additional 10.7 million shares, increasing the September 30, 2009 weighted average diluted share count from approximately 62.8 million to 73.5 million shares. Further, the Company anticipates an approximate $0.04 negative impact to its previous EPS guidance related to the transition of the Rocawear women’s license to a new licensee.

Adjusted revenues and non-GAAP net income amounts for 2008 referred to above exclude $8.4 million and $5.4 million, respectively, related to gains from the formation of Iconix Latin America and Iconix China joint ventures recorded in the second half of 2008. Non-GAAP net income amounts for 2008 and 2009 also give effect to the Company’s adoption of APB 14-1.

Third Quarter 2009:

The Company estimates third quarter 2009 revenue to be approximately $53-$56 million. On a comparative basis, this represents an increase of approximately 4% over the prior year’s comparable quarter adjusted revenue of $52.5 million. The Company expects to achieve an increase of approximately 20% in its third quarter 2009 non-GAAP net income to approximately $19-$21 million from adjusted non-GAAP net income of approximately $16.6 million in the prior year period. The Company expects third quarter 2009 non-GAAP diluted EPS to be approximately $0.26-$0.28, which includes approximately $0.05 of dilution related to the Company’s June equity offering and an approximate $0.04 negative impact related to the transition of the Rocawear women’s license to a new licensee. The third quarter 2009 GAAP diluted EPS is expected to be approximately $0.23-$0.25.

Adjusted revenues and non-GAAP net income for the third quarter of 2008 referred to above exclude $2.6 million and $1.7 million, respectively, related to the gain from the formation of Iconix China joint venture recorded in the third quarter of 2008. Non-GAAP net income amounts for 2008 and 2009 also give effect to the Company’s adoption of APB 14-1.

Neil Cole, Chairman and CEO commented, “Despite today’s downward revision we are proud with what we have accomplished this year and believe our continued ability to drive organic growth and increased earnings demonstrates the strength of our business model. We are still projecting approximately 5% organic growth across our portfolio of brands. We have completed the transition of the Rocawear women’s license from a licensee experiencing financial difficulties to a new licensee with a proven track record and the Rocawear brand continues to perform well overall. While we are disappointed that the strong performance of our brands has not been enough to completely offset the dilution from the equity offering and Rocawear women’s transition, we believe our Company is well positioned for future growth. Further, we currently have over $230 million of cash on our balance sheet and have the ability to execute on possible future acquisitions, however, we will continue to remain disciplined when pursuing potential opportunities.”

See reconciliation tables below for adjusted revenue and net income and for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP.  Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Iconix Brand Group Inc. (Nasdaq: ICON) owns, licenses and markets a growing portfolio of consumer brands including CANDIE'S (R), BONGO (R), BADGLEY MISCHKA (R), JOE BOXER (R) RAMPAGE (R) MUDD (R), LONDON FOG (R), MOSSIMO (R) OCEAN PACIFIC (R), DANSKIN (R) ROCA WEAR(R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R) and WAVERLY (R). In addition, Iconix owns an interest in the ARTFUL DODGER (R) and ED HARDY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and around the world. Iconix, through its in-house advertising, promotion and public relations agency, markets its brands to continually drive greater consumer awareness and equity.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this press release are forward looking statements that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond the control of the Company, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, but are not limited to, uncertainty regarding the results of the Company's acquisition of additional licenses, continued market acceptance of current products and the ability to successfully develop and market new products particularly in light of rapidly changing fashion trends, the impact of supply and manufacturing constraints or difficulties relating to the Company's licensees' dependence on foreign manufacturers and suppliers, uncertainties relating to customer plans and commitments, the ability of licensees to successfully market and sell branded products, competition, uncertainties relating to economic conditions in the markets in which the Company operates, the ability to hire and retain key personnel, the ability to obtain capital if required, the risks of litigation and regulatory proceedings, the risks of uncertainty of trademark protection, the uncertainty of marketing and licensing acquired trademarks and other risks detailed in the Company's SEC filings, including the prospectus supplement relating to the offering. The words "believe," "anticipate," "expect," "confident," "will," "project," "provide," "guidance" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Information:
Jaime Sheinheit
Investor Relations
Iconix Brand Group
212.730.0030

Iconix Brand Group, Inc. and Subsidiaries

The following tables detail certain unaudited reconciliations for adjusted revenue and adjusted net income.  In addition the following tables also detail certain unaudited reconciliations from non-GAAP amounts to U.S. GAAP relating to the adoption of FASB Staff Position No. APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled In Cash Upon Conversion (Including Partial Cash Settlements)”, which became effective retroactively for the fiscal years beginning after December 15, 2008.

(in millions)

	(Unaudited)	(Unaudited)
	Three Months	Twelve Months
	Ended	Ended
	September 30,	December 31,
Revenue	2008	2008

Adjusted Revenue -
excluding below items	$52.5	$208.4

Reported Revenue	$55.1	$216.8

Less: Revenue related to
gains from the formation of
Latin America and China
joint ventures	$(2.6)	$(8.4)

Adjusted Revenue	$52.5	$208.4

	(Unaudited)	(Unaudited)
	Three Months	Twelve Months
	Ended	Ended
	September 30,	December 31,
Net Income	2008	2008

Adjusted Non-GAAP Net
Income excluding below
items	$16.6	$64.8

GAAP Net Income	$16.3	$62.9

Add: Non-cash interest
related to FSP APB 14-1,
net of tax	$2.0	$7.3

Non-GAAP Net Income (1)	$18.3	$70.2

Less: net income related
to gains from the formation of
Latin America and China
joint ventures, net of tax	$(1.7)	$(5.4)

Adjusted Non-GAAP Net
income	$16.6	$64.8

	(Unaudited)		(Unaudited)
	Three Months Ended		Three Months
			Ended
Diluted EPS	September 30, 2009		September 30,
reconciliation	High-end	Low-end	2008

Non-GAAP Diluted EPS (1)	$0.28	$0.26	$0.30

GAAP Diluted EPS	$0.25	$0.23	$0.27

Add: Non-cash interest
Related to FSP APB 14-1,
net of tax	$0.03	$0.03	$0.03

Non-GAAP Diluted EPS (1)	$0.28	$0.26	$0.30

Less: Impact related to
gains from formation of
Iconix China joint venture	-	-	$(0.03)

Adjusted Diluted EPS	$0.28	$0.26	$0.27

	(Unaudited)		(Unaudited)
	Year Ending Dec. 31,		Year Ended Dec. 31,
	2009		2008
Forecasted Diluted EPS	High-end	Low-end	Actual

Non-GAAP Diluted EPS (1)	$1.22	$1.17	$1.15

GAAP Diluted EPS	$1.11	$1.06	$1.02

Add: Non-cash interest
Related to FSP APB 14-1,
net of tax	$0.11	$0.11	$0.13

Non-GAAP Diluted EPS	$1.22	$1.17	$1.15

(1)
Non-GAAP Net Income and EPS, are non-GAAP financial measures, which represent net income excluding any non-cash interest, net of tax, relating to the adoption of FSP APB 14-1. The Company believes these are useful financial measures in evaluating its financial condition because it is representative of only actual cash interest paid on outstanding debt.

The following additional table details unaudited reconciliations from  non-GAAP amounts to U.S. GAAP and effects of these items:

(in millions)	(Unaudited)
	Year Ending Dec 31,
	2009
	High-end	Low-end

Forecasted Free Cash Flow (2)	$125.8	$122.8

Reconciliation of Free Cash Flow:
GAAP Net Income	75.5	72.0
Add: Non-cash income taxes, non-cash
interest related to convertible debt,
depreciation, amortization
of trademarks and finance fees,
non-cash compensation expense, bad
debt expense and net equity earnings
from joint ventures	53.3	53.3
Less: Capital expenditures	(3.0)	(2.5)

Forecasted Free Cash Flow	$125.8	$122.8

(2)
 Free Cash Flow, a non-GAAP financial measure, represents net income before depreciation, amortization, non-cash compensation expense, bad debt expense, net equity earnings from joint ventures, non-cash income taxes, non-cash interest related to FSP APB 14-1, and less capital expenditures. The Free Cash Flow also excludes any changes in Balance Sheet items. The Company believes Free Cash Flow is useful in evaluating its financial condition because it is representative of cash flow from operations that is available for repaying debt, investing and capital expenditures.